Exhibit 99.1

             Callaway Golf Announces Results for First Quarter 2006

    CARLSBAD, Calif.--(BUSINESS WIRE)--April 26, 2006--Callaway Golf Company (NYSE:ELY) today announced its financial results for the first quarter ended March 31, 2006, reporting significant improvements in earnings over the same period a year ago. Highlights for the quarter include:

    -- Net sales of $302.4 million, as compared to $299.9 million for the same period in 2005.

    -- Fully diluted earnings per share of $0.33 on 70.1 million shares, or growth of 22%, as compared to $0.27 on 68.6 million shares in 2005.

    -- Fully diluted earnings per share include $0.02 of after-tax charges for employee equity-based compensation associated with FAS 123R as well as $0.01 for the integration of Top-Flite operations. The first quarter of 2005 included after-tax charges of $0.03 for the integration of Top-Flite operations. Excluding these charges, the Company's pro forma fully diluted earnings per share for the first quarter of 2006 would have increased 20% to $0.36, as compared to pro forma fully diluted earnings per share of $0.30 for the first quarter of 2005.

    "We are pleased with the initial consumer acceptance of our new products this year and the fact that we achieved the second highest first quarter sales level in the history of the Company," commented George Fellows, President and CEO. "Achieving this level of sales was significant because product launches in the first quarter of 2006 were timed later in the quarter as compared with product launches last year. We are even more pleased that we were able to leverage 1% growth in revenue to achieve 22% growth in fully diluted earnings per share," continued Mr. Fellows. "Our cost reduction and other initiatives permitted us to bring this substantial increase to our bottom line despite an additional 1.5 million shares in our base.
    "Although we were particularly pleased with our results this quarter and remain optimistic about significant improvement in 2006 earnings compared to last year, our focus is on our longer term goals. We are right on track with those targets and we look forward to Callaway Golf's long term prospects and our continued leadership in the golf industry."
    For more details, including pro forma reconciliations to assist in year-over-year comparison, please see the attached "Supplemental Financial Information."

    The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the conclusion, and will remain available through 9:00 p.m. PDT on Friday, May 5, 2006. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 826757.

    Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to earnings improvement in 2006 and achievement of longer-term targets, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to, market acceptance of current and future products, adverse market and economic conditions, adverse weather conditions and seasonality, any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products, a decrease in participation levels in golf and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its preliminary results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with employee equity based compensation and the integration of the Callaway Golf Company and Top-Flite Golf Company operations. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release and in the attachment to this release.

    Through an unwavering commitment to innovation, Callaway Golf creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Top-Flite(R), Odyssey(R) and Ben Hogan(R) brands. For more information visit www.callawaygolf.com.


                        Callaway Golf Company
                Consolidated Condensed Balance Sheets
                            (In thousands)
                             (Unaudited)

                                              March 31,   December 31,
                                                2006         2005
                                            ------------- ------------
ASSETS
Current assets:
   Cash and cash equivalents                     $24,414      $49,481
   Accounts receivable, net                      245,195       98,082
   Inventories, net                              247,397      241,577
   Deferred taxes                                 38,906       38,192
   Income taxes receivable                             -        2,026
   Other current assets                           16,152        9,232
                                            ------------- ------------
      Total current assets                       572,064      438,590

Property, plant and equipment, net               128,519      127,739
Intangible assets, net                           174,560      175,191
Deferred taxes                                     5,994        6,516
Other assets                                      15,198       16,462
                                            ------------- ------------
                                                $896,335     $764,498
                                            ============= ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses        $121,256     $102,134
   Accrued employee compensation and
    benefits                                      26,428       24,783
   Accrued warranty expense                       15,196       13,267
   Bank line of credit                            85,000            -
   Other current liabilities                      10,815           21
                                            ------------- ------------
      Total current liabilities                  258,695      140,205

Long-term liabilities                             27,006       28,245

Shareholders' equity                             610,634      596,048
                                            ------------- ------------
                                                $896,335     $764,498
                                            ============= ============


                        Callaway Golf Company
                       Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)

                                              Quarter Ended
                                                March 31,
                                         ------------------------
                                           2006           2005
                                         ---------      ---------

Net sales                                $302,445  100% $299,857  100%
Cost of sales                             170,933   57%  167,251   56%
                                         ---------      ---------
Gross profit                              131,512   43%  132,606   44%
Operating expenses:
   Selling                                 68,128   23%   75,745   25%
   General and administrative              20,224    7%   19,085    6%
   Research and development                 6,804    2%    6,240    2%
                                         ---------      ---------
Total operating expenses                   95,156   31%  101,070   34%
Income from operations                     36,356   12%   31,536   11%
Other income (expense), net                   302         (1,181)
                                         ---------      ---------
Income before income taxes                 36,658   12%   30,355   10%
Income tax provision                       13,797         11,995
                                         ---------      ---------
Net Income                                $22,861    8%  $18,360    6%
                                         =========      =========

Earnings per common share:
   Basic                                    $0.33          $0.27
   Diluted                                  $0.33          $0.27
Weighted-average shares outstanding:
   Basic                                   69,166         68,181
   Diluted                                 70,143         68,624


                         Callaway Golf Company
           Consolidated Condensed Statements of Cash Flows
                            (In thousands)
                             (Unaudited)

                                                      Quarter Ended
                                                        March 31,
                                                    ------------------
                                                      2006     2005
                                                    --------- --------
Cash flows from operating activities:
  Net income                                         $22,861  $18,360
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization                      7,290   12,186
    Loss on disposal of assets                           138      210
    Non-cash compensation                              4,401    1,479
    Deferred taxes                                      (227)    (589)
    Changes in assets and liabilities               (128,828) (73,067)
                                                    --------- --------
  Net cash used in operating activities              (94,365) (41,421)
                                                    --------- --------

Cash flows from investing activities:
  Capital expenditures                                (7,576) (10,198)
  Proceeds from sale of capital assets                   120        3
                                                    --------- --------
  Net cash used in investing activities               (7,456) (10,195)
                                                    --------- --------

Cash flows from financing activities:
  Issuance of Common Stock                             5,761    2,053
  Acquisition of Treasury Stock                      (14,788)       -
  Tax benefit from exercise of stock options             426       41
  Proceeds on Line of Credit                         122,150  102,000
  Payments on Line of Credit                         (37,150) (55,500)
  Payments on financing arrangements                     (20)       -
                                                    --------- --------
  Net cash provided by financing activities           76,379   48,594
                                                    --------- --------

Effect of exchange rate changes on cash and cash
 equivalents                                             375     (766)
Net decrease in cash and cash equivalents            (25,067)  (3,788)
Cash and cash equivalents at beginning of period      49,481   31,657
                                                    --------- --------
Cash and cash equivalents at end of period           $24,414  $27,869
                                                    ========= ========


                        Callaway Golf Company
       Consolidated Net Sales and Operating Segment Information
                            (In thousands)
                             (Unaudited)

                                     Net Sales by Product Category
                                 -------------------------------------
                                    Quarter Ended
                                      March 31,      Growth/(Decline)
                                 ------------------- ----------------
                                   2006      2005    Dollars  Percent
                                 --------- --------- -------- -------
Net sales:
   Woods                          $97,120   $65,464  $31,656      48%
   Irons                           86,560   107,948  (21,388)    -20%
   Putters                         24,878    31,848   (6,970)    -22%
   Golf balls                      55,730    59,033   (3,303)     -6%
   Accessories and other           38,157    35,564    2,593       7%
                                 --------- --------- --------
                                 $302,445  $299,857   $2,588       1%
                                 ========= ========= ========


                                          Net Sales by Region
                                 -------------------------------------
                                    Quarter Ended
                                      March 31,      Growth/(Decline)
                                 ------------------- ----------------
                                   2006      2005    Dollars  Percent
                                 --------- --------- -------- -------
Net sales:
   United States                 $181,283  $185,102  $(3,819)     -2%
   Europe                          50,085    52,128   (2,043)     -4%
   Japan                           26,114    24,852    1,262       5%
   Rest of Asia                    16,988    14,664    2,324      16%
   Other foreign countries         27,975    23,111    4,864      21%
                                 --------- --------- --------
                                 $302,445  $299,857   $2,588       1%
                                 ========= ========= ========


                                     Operating Segment Information
                                 -------------------------------------
                                    Quarter Ended
                                      March 31,      Growth/(Decline)
                                 ------------------- -----------------
                                   2006      2005    Dollars  Percent
                                 --------- --------- -------- -------
Net sales:
   Golf clubs                    $246,715  $240,824   $5,891       2%
   Golf balls                      55,730    59,033   (3,303)     -6%
                                 --------- --------- --------
                                 $302,445  $299,857   $2,588       1%
                                 ========= ========= ========
Income before provision for
 income taxes:
   Golf clubs                     $45,067   $40,379   $4,688      12%
   Golf balls                       6,356     1,726    4,630     268%
   Reconciling items (1)          (14,765)  (11,750)  (3,015)    -26%
                                 --------- --------- --------
                                  $36,658   $30,355   $6,303      21%
                                 ========= ========= ========

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.


                        Callaway Golf Company
                  Supplemental Financial Information
                (In thousands, except per share data)
                             (Unaudited)

                                    Quarter Ended March 31,
                          -------------------------------------------
                                             2006
                          -------------------------------------------
                          Pro Forma Integration  Employee   Total as
                           Callaway   Charges      Stock     Reported
                             Golf               Compensation
                          --------------------------------------------

Net sales                 $302,445         $-           $-  $302,445
Gross profit               132,282       (669)        (101)  131,512
% of sales                      44%       n/a          n/a        43%
Operating expenses          92,688        351        2,117    95,156
                          --------- ---------- ------------ ---------
Income from operations      39,594     (1,020)      (2,218)   36,356
Other income (expense),
 net                           302          -            -       302
                          --------- ---------- ------------ ---------
Loss before income taxes    39,896     (1,020)      (2,218)   36,658
Income tax provision        14,993       (395)        (801)   13,797
                          --------- ---------- ------------ ---------
Net Income                 $24,903      $(625)     $(1,417)  $22,861
                          ========= ========== ============ =========

Diluted earnings (loss)
 per share:                  $0.36     $(0.01)      $(0.02)    $0.33
Weighted-average shares
 outstanding:               70,143     70,143       70,143    70,143


                                     Quarter Ended March 31,
                           -------------------------------------------
                                              2005
                           -------------------------------------------
                           Pro Forma Integration  Employee   Total as
                            Callaway   Charges      Stock     Reported
                              Golf               Compensation
                           -------------------------------------------

Net sales                  $299,857         $-           $-  $299,857
Gross profit                135,689     (3,083)           -   132,606
% of sales                       45%        -1%         n/a        44%
Operating expenses          100,228        744           98   101,070
                           --------- ---------- ------------ ---------
Income from operations       35,461     (3,827)         (98)   31,536
Other income (expense), net  (1,181)         -            -    (1,181)
                           --------- ---------- ------------ ---------
Loss before income taxes     34,280     (3,827)         (98)   30,355
Income tax provision         13,486     (1,454)         (37)   11,995
                           --------- ---------- ------------ ---------
Net Income                  $20,794    $(2,373)        $(61)  $18,360
                           ========= ========== ============ =========

Diluted earnings (loss) per
 share:                       $0.30     $(0.03)      $(0.00)    $0.27
Weighted-average shares
 outstanding:                68,624     68,624       68,624    68,624




    CONTACT: Callaway Golf Company
             Brad Holiday/Patrick Burke/Larry Dorman, 760-931-1771